UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 29, 2013

Cinemark Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33401	20-5490327
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 Dallas Parkway, Suite 500, Plano, Texas 75093

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 972.665.1000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On May 29, 2013, we issued a press release announcing that Cinemark USA, Inc., our wholly-owned subsidiary, completed its acquisition of certain assets from Rave Cinemas, primarily consisting of 32 theatres representing 483 screens located in 12 states, for approximately $240 million in cash and the assumption of certain liabilities. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release dated May 29, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINEMARK HOLDINGS, INC.

By:	/s/ Michael D. Cavalier
Name:	Michael D. Cavalier
Title:	Senior Vice President — General Counsel

Date: June 3, 2013

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release dated May 29, 2013.